Exhibit 10.10

AMENDED AND RESTATED

STOCKHOLDER SUPPORT AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDER SUPPORT AGREEMENT, dated as of May 13, 2024 (this “Agreement”), by and among TortoiseEcofin Acquisition Corp. III, a Cayman Islands exempted company incorporated (“TortoiseCorp III”), One Energy Enterprises Inc., a Delaware corporation (the “Company”), TRTL Holding Corp., a Delaware corporation (“Pubco”) and the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Stockholder”, collectively, the “Stockholders” and, together with TortoiseCorp III and the Company, the “Parties”).

WHEREAS, TortoiseCorp III, TRTL III Merger Sub, Inc., a Delaware corporation, and the Company entered into that certain Business Combination Agreement dated August 14, 2023 (the “Original BCA”);

WHEREAS, concurrently with the execution of the Original BCA, TortoiseCorp III, the Company and the Stockholders entered into that certain Stockholder Support Agreement, dated August 14, 1023 (the “Original Support Agreement”);

WHEREAS, Tortoisecorp III, the Company, Pubco, TRTL III First Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“TRTL Merger Sub”), OEE Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Company Merger Sub”) amended and restated the Original BCA by entering into that certain Amended and Restated Business Combination Agreement dated February 14, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “A&R BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the A&R BCA) which provides, among other things, that, upon the terms and subject to the conditions thereof, on the Closing Date (i) Company Merger Sub will merge with and into the Company (the “Company Merger”) with the Company surviving the Company Merger as a wholly owned subsidiary of Pubco and (ii) and TRTL Merger Sub will merge with and into TortoiseCorp III (the “TRTL Merger”), with TortoiseCorp III as the surviving company in the TRTL Merger and, as a result of the TRTL Merger, TortoiseCorp III will become a wholly owned subsidiary of Pubco;

WHEREAS, as of the date hereof, each Stockholder owns of record the number of Company Shares set forth opposite such Stockholder’s name on Exhibit A hereto (all such Company Shares and any Company Shares of which ownership of record or the power to vote is hereafter directly or indirectly acquired by each Stockholder prior to the termination of this Agreement being collectively referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree to amend and restate the Original Support Agreement as follows:

1. Agreement to Vote. Each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby unconditionally and irrevocably agrees (and agrees to execute such documents or certificates evidencing such agreement as TortoiseCorp III may reasonably request in connection therewith) to be present and vote (in each case, in person or by proxy), at any meeting of the Company Stockholders or adjournment or postponement thereof, and in any action by written consent or written resolutions of the Company Stockholders, all of such Stockholders’ Shares (a) in favor of the approval and adoption of the A&R BCA, the Ancillary Documents (as defined in the A&R BCA), and the approval of the Merger and the other transactions contemplated within the A&R BCA, the Ancillary Documents, and this Agreement (collectively, the “Transactions”), (b) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the A&R BCA or the Ancillary Documents or that would reasonably be expected to result in the failure of the Transactions from being consummated or any Acquisition Proposal and any and all other proposals for the acquisition of the Company and (c) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the Company Stockholders. Each Stockholder agrees to execute and deliver to the Company the Company Stockholder Written Consent which shall, pursuant to, and in accordance with, the A&R BCA, be delivered by the Company to TortoiseCorp III concurrently with the execution and delivery of the A&R BCA.

2. Transfer of Shares. Each Stockholder, severally and not jointly, agrees that such Stockholder shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares, (d) except as contemplated by the A&R BCA or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the A&R BCA and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the A&R BCA (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement), or (f) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any respect or have the effect of preventing or materially delaying such Stockholder from performing its obligations hereunder.

3. Grant of Proxy. Each Stockholder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, TortoiseCorp III and any designee of TortoiseCorp III (determined in TortoiseCorp III’s sole discretion) as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Stockholder. The proxy granted by Stockholder pursuant to this Section 3 is irrevocable and is granted in consideration of TortoiseCorp III entering into this Agreement and the A&R BCA and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the A&R BCA and, except upon the termination of this Agreement in accordance with the terms hereof, is intended to be irrevocable. Stockholder agrees, until this Agreement is terminated in accordance with Section 9, to vote its Shares in accordance with Section 1 above.

4. Waiver of Dissenter’s Rights and Actions. Each Stockholder, severally and not jointly, hereby irrevocably and unconditionally waives any dissenters’ rights or rights of appraisal in connection with the Merger, the adoption of the A&R BCA or the Ancillary Documents, or the approval of the Transactions that such Stockholder may have under applicable Law and irrevocably and unconditionally undertakes that it will not demand or exercise (or permit to be demanded or exercised) any such dissenters’ rights or rights of appraisal with respect to such Stockholder’s Shares.

5. Binding Effect of A&R BCA and the Ancillary Documents. Each Stockholder hereby acknowledges that such Stockholder has received and read the A&R BCA, the Ancillary Documents, and this Agreement and has had the opportunity to consult with such Stockholder’s tax and legal advisors. Each Stockholder, severally and not jointly, hereby agrees to be bound by, and comply with, Section 5.6(a) (Exclusive Dealing) and Section 5.4 (Public Announcements) of the A&R BCA as if such Stockholder was an original signatory to the A&R BCA with respect to such provisions.

6. Termination of Agreements. The Company and each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, (i) the Company Stockholders Agreement and (ii) if applicable to such Stockholder, any rights under any agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the Company Stockholders between such Stockholder and the Company.

7. Delivery of CSR Escrow Shares to CSR Escrow Agent. If applicable to such Stockholder pursuant to the terms of the A&R BCA, such Stockholder acknowledges and agrees that a portion of the TortoiseCorp III Shares otherwise deliverable to such Stockholder in connection with the Merger shall be issued by TortoiseCorp III directly to the CSR Escrow Agent to hold on behalf of such Stockholder and to deposit into in the CSR Escrow Account established pursuant to the CSR Escrow Agreement, and will be released to such Stockholder from the CSR Escrow Account only if certain conditions are met as specified in the CSR Escrow Agreement.

8. Representations and Warranties. Each Stockholder, severally and not jointly, hereby represents and warrants to TortoiseCorp III as follows:

(a) Such Stockholder affirms that (i) if such Stockholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to executed and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if such Stockholder is not a natural person, it (x) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (y) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummated the transactions contemplated hereby.

(b) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares or (iv) conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents, if applicable.

(c) Such Stockholder owns exclusively, beneficially and of record and has good, valid and marketable title to the Shares set opposite such Stockholder’s name on Exhibit A, free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement and (ii) applicable securities laws, and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(d) As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that, in any manner, questions the beneficial or record ownership of such Stockholder’s Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement.

(e) Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Stockholder.

(f) Such Stockholder is a sophisticated Stockholder and has adequate information concerning the business and financial condition of TortoiseCorp III and the Company to make an informed decision regarding this Agreement and the Transactions and has independently, based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Stockholder unknowledges that TortoiseCorp III and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Stockholder acknowledges that the agreements contained herein with respect to the Shares held by such Stockholder are irrevocable.

(g) Such Stockholder understands and acknowledges that TortoiseCorp III is entering into the A&R BCA in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

9. Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earlier of (a) the Effective Time and (b) the termination of the A&R BCA in accordance with its terms. Upon termination or expiration of this Agreement, none of the Parties shall have any further obligations or liabilities under this Agreement. Notwithstanding any termination of this Agreement, no such termination or expiration shall relieve any Party hereto from liability for fraud or willful breach of this Agreement occurring prior to its termination. In the event that this Agreement is terminated pursuant to the terms of this Section 9, the date of such termination shall be referred to as the “Termination Date”.

10. Miscellaneous.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses or set forth on the signature pages hereto (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 10(a)):

If to any TortoiseCorp III Party, to:

TortoiseEcofin Acquisition Corp. III

195 US HWY 50, Suite 208

Zephyr Cove, NV 89448

Attention: Vincent T. Cubbage

   Stephen Pang

Email: vcubbage@trtlspac.com

   spang@trtlspac.com

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, U.S.A.

Attn: Matthew A. Gray, Esq.

   Stuart Neuhauser, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

E-mail: mgray@egsllp.com

   sneuhauser@egsllp.com

If to the Company:

One Energy Enterprises Inc.

12385 Township Road 214

Findlay, OH 45840

Attention: Jereme Kent

Email: jeremekent@oneenergyllc.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C., 20001

Attention: Andrew M. Tucker

Email: andy.tucker@nelsonmullins.com

If to a Stockholder, to the address or email address set forth for such Stockholder on the signature pages hereof.

(b) If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced under applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein be consummated as originally contemplated to the fullest extent possible.

(c) Each Stockholder hereby authorizes the Company and TortoiseCorp III to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities Laws or any other securities authorities) such Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligations under this Agreement and, if deemed appropriate by the Company or TortoiseCorp III, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by TortoiseCorp III or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

(d) (i) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (vi) references herein to any gender (including the neuter gender) includes each other gender; (vii) the word “or” shall not be exclusive; (viii) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof and (ix) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(e) This Agreement is intended to create, and does create a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the Parties.

(f) This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties, except that TortoiseCorp III may assign all or any of its rights and obligations hereunder to any affiliate of TortoiseCorp III.

(g) This Agreement shall be binding upon and inure solely to the benefit of each Party (and TortoiseCorp III’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) The Parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the transactions contemplated hereby) in any Delaware State court or Federal court of the United States of America sitting in Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. The Parties hereby further waive (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(i) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws or statute of limitations of another jurisdiction. Any legal action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state and federal courts in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such legal action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the legal action shall be heard and determined only in any such court, and agrees not to bring any legal action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.

(j) No failure or delay by any of the Parties exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

(k) This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(l) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by TortoiseCorp III, the Company and the applicable Stockholder.

(m) Nothing contained within this Agreement shall be deemed to vest in TortoiseCorp III any direct or indirect ownership or incidence of ownership of or with respect to the Shares of the respective Stockholders. All rights, ownership and economic benefits of and relating to each Stockholder’s Shares shall remain vested in and belong to such Stockholder, and TortoiseCorp III shall have no authority to direct such Stockholder in the voting or disposition of any such Stockholder’s Shares, except as otherwise provided herein.

(n) Without further consideration, each Party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated hereby.

(o) This Agreement shall not be effective or binding upon any Party until after such time as the A&R BCA is executed and delivered by TortoiseCorp III, the Company and Merger Sub.

(p) Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10(p).

(q) This Agreement supersedes the Original Support Agreement in its entirety, and upon the effectiveness of this Agreement, the Original Support Agreement shall no longer have any force or effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TORTOISEECOFIN ACQUISITION CORP. III

By:	/s/ Vincent T. Cubbage
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ONE ENERGY ENTERPRISES INC.

By:	/s/ Jereme Kent
Name:	Jereme Kent
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

/s/ Jereme Kent
Jereme Kent

Address and email address for purposes of Section 9(a):

12573 Township Road 215
Findlay, OH 45840

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TRTL HOLDING CORP.

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CAS OHIO LLC

By:	/s/ Craig A. Stoller
Name:	Craig A. Stoller
Title:	Partner

Address and email address for purposes of Section 9(a):

CAS OHIO LLC
P.O. Box 15
Haviland, OH 45851

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

RES OHIO LLC

By:	/s/ Ruth E. Stoller
Name:	Ruth E. Stoller
Title:	Partner

Address and email address for purposes of Section 9(a):

RES OHIO LLC
P.O. Box 15
Haviland, OH 45851

EXHIBIT A

LIST OF STOCKHOLDERS

Name of Stockholder	Number of Company Shares owned
Jereme Kent	50,852 Class A, 150,700 Class B
CAS OHIO LLC	98,634
RES OHIO LLC	38,100